BYLAWS
                                     for
                        WHY USA FINANCIAL GROUP, INC.

                                  ARTICLE I

     OFFICES. THE PRINCIPAL OFFICE OF THE CORPORATION IN THE STATE OF NEVADA SHALL BE LOCATED IN LAS VEGAS, NEVADA. THE CORPORATION MAY HAVE SUCH OTHER OFFICES, EITHER WITHIN OR WITHOUT THE STATE OF NEVADA AS THE BOARD OF DIRECTORS MAY DESIGNATE OR AS THE BUSINESS OF THE CORPORATION MAY FROM TIME TO TIME REQUIRE.

     THE REGISTERED OFFICE OF THE CORPORATION REQUIRED BY THE NEVADA BUSINESS CORPORATION ACT TO BE MAINTAINED IN THE STATE OF NEVADA MAY BE, BUT NEED NOT BE, IDENTICAL WITH THE PRINCIPAL OFFICE IN THE STATE OF NEVADA AND THE ADDRESS OF THE REGISTERED OFFICE MAY BE CHANGED FROM TIME TO TIME BY THE BOARD OF DIRECTORS.

                                  ARTICLE II

SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. THE ANNUAL MEETING OF THE SHAREHOLDERS SHALL BE HELD WITHIN 60 DAYS OF DECEMBER 31 OF EACH YEAR AT THE HOUR OF 7:00 P.M. BEGINNING IN THE YEAR 2000. FOR THE PURPOSE OF ELECTING DIRECTORS AND FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. IF THE DAY FIXED FOR THE ANNUAL MEETING SHALL FALL ON A LEGAL HOLIDAY IN THE STATE OF NEVADA, SUCH MEETING SHALL BE HELD ON THE NEXT SUCCEEDING BUSINESS DAY. IF THE ELECTION OF DIRECTORS SHALL NOT BE HELD ON THE DAY DESIGNATED HEREIN FOR ANY ANNUAL MEETING OF THE SHAREHOLDERS, OR AT ANY ADJOURNMENT THEREOF, THE BOARD OF DIRECTORS SHALL CAUSE SUCH ELECTION TO BE HELD AT A SPECIAL MEETING OF THE SHAREHOLDERS AS SOON AS IT MAY BE CONVENIENTLY HELD THEREAFTER.

     SECTION 2. SPECIAL MEETINGS. SPECIAL MEETINGS OF THE SHAREHOLDERS FOR ANY PURPOSE OR PURPOSES UNLESS OTHERWISE DESCRIBED BY STATUTE, MAY BE CALLED BY THE PRESIDENT, BY THE BOARD OF DIRECTORS, BY ANY TWO DIRECTORS, OR BY ANY NUMBER OF SHAREHOLDERS WHOSE HOLDINGS SHALL NOT BE LESS THAN ONE-TENTH (1/10) OF THE OUTSTANDING STOCK OF THE CORPORATION.

     SECTION 3. PLACE OF MEETING. THE BOARD OF DIRECTORS MAY DESIGNATE ANY PLACE, EITHER WITHIN OR WITHOUT THE STATE OF NEVADA AS THE PLACE OF MEETING FOR ANY ANNUAL MEETING OR FOR ANY NOTICE SIGNED BY A MAJORITY OF ALL SHAREHOLDERS ENTITLED TO VOTE AT A MEETING MAY DESIGNATE ANY PLACE EITHER IF NO DESIGNATION IS MADE OR IF A SPECIAL MEETING IS OTHERWISE CALLED, THE PLACE OF MEETING SHALL BE THE REGISTERED OFFICE OF THE CORPORATION IN THE STATE OF NEVADA.

     SECTION 4. NOTICE OF MEETING. WRITTEN OR PRINTED NOTICE STATING THE PLACE, DAY, AND HOUR OF THE MEETING AND IN CASE OF A SPECIAL MEETING, THE PURPOSES FOR WHICH THE MEETING IS CALLED, SHALL BE DELIVERED NOT LESS THAN TEN
(10) NOR MORE THAN FIFTY (50) DAYS BEFORE THE DATE OF THE MEETING, EITHER PERSONALLY OR BY MAIL, BY OR AT THE DIRECTION OF THE PRESIDENT, OR RECORD ENTITLED TO VOTE AT SUCH MEETING. IF MAILED, SUCH NOTICE SHALL BE DEEMED TO BE DELIVERED WHEN DEPOSITED IN THE UNITED STATES MAIL, ADDRESSED TO THE SHAREHOLDER AT HIS/HER ADDRESS, AS IT APPEARS ON THE STOCK TRANSFER BOOKS FO THE CORPORATION, WITH POSTAGE PREPAID.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. FOR THE PURPOSE OF DETERMINING SHAREHOLDERS ENTITLED TO NOTICE OF OR TO VOTE AT ANY MEETING OF SHAREHOLDERS, OR ANY ADJOURNMENT THEREOF, OR SHAREHOLDERS ENTITLED TO RECEIVE PAYMENT OF ANY DIVIDEND, OR IN ORDER TO MAKE A DETERMINATION OF SHAREHOLDERS FOR ANY OTHER PROPER PURPOSE, THE BOARD OF DIRECTORS OF THE CORPORATION MAY PROVIDE THAT THE STOCK TRANSFER BOOKS SHALL BE CLOSED FOR A STATED PERIOD BUT NOT TO EXCEED, IN ANY CASE, FIFTY (50) DAYS. IF THE STOCK TRANSFER BOOKS SHALL BE CLOSED FOR THE PURPOSE OF DETERMINING STOCKHOLDERS ENTITLED TO NOTICE OF, OR TO VOTE AT, A MEETING OF SHAREHOLDERS, SUCH BOOKS SHALL BE CLOSED FOR AT LEAST TEN (10) DAYS IMMEDIATELY PRECEDING SUCH MEETING. IN LIEU OF CLOSING THE STOCK TRANSFER BOOKS, THE BOARD OF DIRECTORS MAY FIX IN ADVANCE A DATE AS A RECORD DATE FOR ANY SUCH DETERMINATION OF SHAREHOLDERS. SUCH DATE IN ANY CASE SHALL NOT BE MORE THAN FIFTY (50) DAYS AND, IN CASE OF A MEETING OF SHAREHOLDERS, NOT LESS THAN TEN (10) DAYS PRIOR TO THE DATE ON WHICH THE PARTICULAR ACTION REQUIRING SUCH DETERMINATION OF SHAREHOLDERS IS TO BE TAKEN. IF THE STOCK TRANSFER BOOKS ARE NOT CLOSED AND NO RECORD DATE IS FIXED FOR THE DETERMINATION OF SHARE, HOLDERS ENTITLED TO NOTICE OF, OR TO VOTE AT, A MEETING OF SHAREHOLDERS, OR SHAREHOLDERS ENTITLED TO RECEIVE PAYMENT OF A DIVIDEND, THE DATE ON WHICH NOTICE OF THE MEETING IS MAILED OR THE DATE ON WHICH THE RESOLUTION OF THE BOARD OF DIRECTORS DECLARING SUCH DIVIDEND IS ADOPTED, AS THE CASE MAY BE, SHALL BE THE RECORD DATE FOR SUCH DETERMINATION OF SHAREHOLDERS. WHEN A DETERMINATION OF SHAREHOLDERS HAS BEEN MADE AS PROVIDED IN THIS SECTION, SUCH DETERMINATION SHALL APPLY TO ANY ADJOURNMENT THEREOF.

     SECTION 6. VOTING LISTS. THE OFFICER OR AGENT HAVING CHARGE OF THE STOCK TRANSFER BOOKS FOR SHARES OF THE CORPORATION SHALL MAKE, AT LEAST TEN (10) DAYS BEFORE EACH MEETING OF SHAREHOLDERS, A COMPLETE LIST OF THE SHAREHOLDERS ENTITLED TO VOTE AT SUCH MEETING OR ANY ADJOURNMENT THEREOF ARRANGED IN ALPHABETICAL ORDER, WITH THE ADDRESS OF AND THE NUMBER OF SHARES HELD BY EACH, THAT LIST, FOR A PERIOD OF TEN (10) DAYS PRIOR TO SUCH MEETING, SHALL BE KEPT ON FILE AT THE REGISTERED OFFICE OF THE CORPORATION AND SHALL BE SUBJECT TO INSPECTION BY ANY SHAREHOLDER AT ANY TIME DURING USUAL BUSINESS HOURS. SUCH LISTS SHALL ALSO BE PRODUCED AND KEPT OPEN AT THE TIME AND PLACE OF THE MEETING AND SHALL BE SUBJECT TO THE ORIGINAL STOCK TRANSFER BOOKS SHALL BE PRIMA FACIE EVIDENCE AS TO WHO ARE THE SHAREHOLDERS ENTITLED TO EXAMINE SUCH LIST OR TRANSFER BOOKS OR TO VOTE AT ANY MEETING OF SHAREHOLDERS.

     SECTION 7. QUORUM. A QUORUM OF AT LEAST THIRTY PERCENT (30%) OF THE OUTSTANDING SHARES MUST BE REPRESENTED AT STOCKHOLDER MEETINGS TO ACT AND CONDUCT BUSINESS.

     SECTION 8. PROXIES. AT ALL MEETINGS OF SHAREHOLDERS, A SHAREHOLDER MAY VOTE IN PERSON OR BY PROXY EXECUTED IN WRITING BY THE SHAREHOLDERS OR BY HIS/HER DULY AUTHORIZED ATTORNEY-IN-FACT. SUCH PROXY SHALL BE FILED WITH THE SECRETARY OF THE CORPORATION BEFORE OR AT THE TIME OF THE MEETING. NO PROXY SHALL BE VALID AFTER ELEVEN (11) MONTHS FORM THE DATE OF ITS EXECUTION, UNLESS OTHERWISE PROVIDED FOR IN THE PROXY.

     SECTION 9. VOTING OF SHARES. EACH OUTSTANDING SHARE ENTITLED TO VOTE SHALL BE ENTITLED ONE (1) VOTE UPON EACH MATTER SUBMITTED TO A VOTE AT A MEETING OF SHARE, HOLDERS.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. SHARES STANDING IN THE NAME OF ANOTHER CORPORATION MAY BE VOTED BY SUCH OFFICER, AGENT, OR PROXY AS THE BYLAWS OF SUCH CORPORATION MAY PRESCRIBE, OR, IN THE ABSENCE OF SUCH PROVISION, AS THE BOARD OF DIRECTORS OF SUCH CORPORATION MAY DETERMINE.
SHARES HELD BY AN ADMINISTRATOR, EXECUTOR, GUARDIAN, OR CONSERVATOR MAY BE VOTED BY HIM/HER EITHER IN PERSON OR BY PROXY, WITHOUT A TRANSFER OF SUCH SHARES INTO HIS/HER NAME. SHARES STANDING IN THE NAME OF A TRUSTEE MAY BE VOTED BY HIM/HER, EITHER IN PERSON OR BY PROXY, BUT NO TRUSTEE SHALL BE ENTITLED TO VOTE SHARES HELD BY HIM/HER WITHOUT A TRANSFER OF SUCH SHARES INTO HIS/HER NAME.

     SHARES STANDING IN THE NAME OF A RECEIVER MAY BE VOTED BY SUCH RECEIVER, AND SHARES HELD BY OR UNDER THE CONTROL OF A RECEIVER MAY BE VOTED BY SUCH RECEIVER WITHOUT THE TRANSFER THEREOF INTO HIS/HER NAME OF AUTHORITY SO AS TO BE CONTAINED IN AN APPROPRIATE ORDER OF THE COURT BY WHICH SUCH RECEIVER WAS APPOINTED.

     A SHAREHOLDER WHOSE SHARES ARE PLEDGED SHALL BE ENTITLED TO VOTE SUCH SHARES UNTIL THE SHARES HAVE BEEN TRANSFERRED INTO THE NAME OF THE PLEDGEE, AND THEREAFTER THE PLEDGEE SHALL BE ENTITLED TO VOTE THE SHARES SO TRANSFERRED.

     SHARES OF ITS OWN STOCK BELONGING TO THE CORPORATION OR HELD BY IT IN A FIDUCIARY CAPACITY SHALL NOT BE VOTED, DIRECTLY OR INDIRECTLY, AT ANY MEETING, AND SHALL NOT BE COUNTED IN DETERMINING THE TOTAL NUMBER OF OUTSTANDING SHARES AT ANY GIVEN TIME.

     SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. ANY ACTION REQUIRED TO BE TAKEN AT A MEETING OF THE SHAREHOLDERS, OR ANY OTHER ACTION THAT MAY BE TAKEN AT A MEETING OF THE SHAREHOLDERS, MAY BE TAKEN WITHOUT A MEETING IF A CONSENT IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY ALL FO THE SHAREHOLDERS ENTITLED TO VOTE WITH RESPECT TO THE SUBJECT MATTER THEREOF.

                                 ARTICLE III

BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. THE BUSINESS AND AFFAIRS OF THE CORPORATION SHALL BE MANAGED BY ITS BOARD OF DIRECTORS. THE BOARD OF DIRECTORS IS VESTED WITH THE COMPLETE AND UNRESTRAINED AUTHORITY IN THE MANAGEMENT OF ALL THE AFFAIRS OF THE COMPANY, AND IT MAY ADOPT SUCH RULES AND REGULATIONS FOR THE CONDUCT OF ITS MEETINGS AND THE MANAGEMENT OF THE COMPANY, AS THE DIRECTORS MAY DEEM PROPER, NOT INCONSISTENT WITH THE LAWS OF THE STATE OF NEVADA, UNDER THEIR AUTHORITY THE BOARD OF DIRECTORS MAY, BUT ARE NOT LIMITED TO THE, ACQUISITION THROUGH PURCHASE BY CONTACT, CASH, OR ANY OTHER LEGAL DEVICE AVAILABLE, ANY ASSETS FOR THIS CORPORATION, AND THE BOARD MAY MORTGAGE, HYPOTHECATE, DISPERSE, OR PLEDGE THE ASSETS OF THIS CORPORATION THAT IN THE BOARD'S DISCRETION IS IN THE BEST INTEREST OF THIS CORPORATION.

     SECTION 2. NUMBER, TENURE, AND QUALIFICATIONS. THE NUMBER OF DIRECTORS OF THE CORPORATION SHALL NOT BE LESS THAN THREE (3) NOR MORE THAN ELEVEN (11) MEMBERS AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DETERMINE. THE INITIAL NUMBER OF DIRECTORS SHALL BE THREE (3). EACH DIRECTOR SHALL HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNLESS TERMINATED EARLIER BY BOARD ACTION AND UNTIL HIS/HER SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED. DIRECTORS NEED NOT BE RESIDENTS OF THE STATE OF NEVADA OR SHAREHOLDERS OF THE CORPORATION.

     SECTION 3. REGULAR MEETINGS. A REGULAR MEETING OF THE BOARD OF
DIRECTORS SHALL BE HELD WITHOUT OTHER NOTICE THAN THIS BYLAW IMMEDIATELY AFTER, AND AT THE SAME PLACE AS, THE ANNUAL MEETING OF SHAREHOLDERS. THE BOARD OF DIRECTORS MAY PROVIDE, BY RESOLUTION, THE TIME AND PLACE, EITHER WITHIN OR WITHOUT THE STATE OF NEVADA FOR TH HOLDING OF ADDITIONAL REGULAR MEETINGS WITHOUT OTHER NOTICE THAN SUCH RESOLUTION.

     SECTION 4. SPECIAL MEETINGS. SPECIAL MEETINGS OF THE BOARD OF DIRECTORS MAY BE CALLED BY OR AT THE REQUEST OF THE PRESIDENT OR ANY TWO DIRECTORS. THE PERSON OR PERSONS AUTHORIZED TO CALL SPECIAL MEETINGS OF THE BOARD OF DIRECTORS MAY FIX ANY PLACE EITHER WITHIN OR WITHOUT THE STATE OF NEVADA AS THE PLACE FOR HOLDING ANY SPECIAL MEETING OF THE BOARD OF DIRECTORS CALLED BY THEM.

     SECTION 5. NOTICE. NOTICE OF ANY SPECIAL MEETING SHALL BE GIVEN AT LEAST TWO (2) DAYS PREVIOUSLY THERETO BY WRITTEN NOTICE DELIVERED PERSONALLY OR MAILED TO EACH DIRECTOR TO HIS/HER BUSINESS ADDRESS OR BY TELEGRAM. IF MAILED, SUCH NOTICE SHALL BE DEEMED TO BE DELIVERED WHEN DEPOSITED IN THE UNITED STATES MAIL SO ADDRESSED, WITH POSTAGE PAID THEREON. IF NOTICE IS GIVEN BY TELEGRAM, SUCH NOTICE SHALL BE DEEMED TO BE DELIVERED WHEN THE TELEGRAM IS DELIVERED TO THE TELEGRAPH COMPANY. ANY DIRECTOR MAY WAIVE NOTICE OF SUCH MEETING. THE ATTENDANCE OF A DIRECTOR AT A MEETING SHALL CONSTITUTE A WAIVER OF NOTICE OF SUCH MEETING, EXCEPT CIRCUMSTANCES IN WHICH A DIRECTOR ATTENDS A MEETING FOR THE EXPRESS PURPOSE OF OBJECTING TO THE TRANSACTION OF ANY BUSINESS BECAUSE THE MEETING IS NOT LAWFULLY CALLED OR CONVENED. NEITHER THE BUSINESS TO BE TRANSACTED AT, NOR THE PURPOSE OF, ANY REGULAR OR SPECIAL MEETING OF THE BOARD OF DIRECTORS NEED BE SPECIFIED IN THE NOTICE OF WAIVER OF NOTICE OF SUCH MEETING.

     SECTION 6. QUORUM. A MAJORITY OF THE NUMBER OF DIRECTORS FIXED BY SECTION 2 OF THIS ARTICLE III SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT ANY MEETING OF THE BOARD OF DIRECTORS, BUT IF LESS THAN SUCH MAJORITY IS PRESENT AT A MEETING, A MAJORITY OF THE DIRECTORS PRESENT MAY ADJOURN THE MEETING FROM TIME TO TIME WITHOUT FURTHER NOTICE.

     SECTION 7. COMMITTEES. (A) THE BOARD OF DIRECTORS BY A RESOLUTION OR RESOLUTIONS ADOPTED BY A MAJORITY OF THE MEMBERS OF THE WHOLE BOARD, MAY APPOINT AN EXECUTIVE COMMITTEE AND SUCH OTHER COMMITTEES AS IT MAY DEEM APPROPRIATE. EACH SUCH COMMITTEE SHALL CONSIST OF AT LEAST TWO (2) MEMBERS OF THE BOARD OF DIRECTORS. EACH COMMITTEE SHALL HAVE AND MAY EXERCISE SUCH POWERS AS SHALL BE CONFERRED OR AUTHORIZED BY THE RESOLUTION APPOINTING IT. A MAJORITY OF ANY SUCH COMMITTEE MAY DETERMINE ITS ACTION AND MAY FIX THE TIME AND PLACE OF ITS MEETINGS, UNLESS PROVIDED OTHERWISE BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS SHALL HAVE THE POWER AT ANY TIME TO FILL VACANCIES IN, TO CHANGE THE SIZE OR MEMBERSHIP OF, AND TO DISCHARGE ANY SUCH COMMITTEE.

     (B) EACH SUCH COMMITTEE SHALL KEEP A WRITTEN RECORD OF ITS ACTS AND PROCEEDINGS AND SHALL SUBMIT SUCH RECORD TO THE BOARD OF ITS DIRECTORS AT EACH REGULAR MEETING THEREOF AND AT SUCH OTHER TIMES AS REQUESTED BY THE BOARD OF DIRECTORS. FAILURE TO SUBMIT SUCH RECORD, OR FAILURE OF THE BOARD TO APPROVE ANY ACTION INDICATED THEREIN WILL NOT, HOWEVER, INVALIDATE SUCH I ACTION TO THE EXTENT IT HAS BEEN CARRIED OUT BY THE CORPORATION PRIOR TO THE TIME THE RECORD OF SUCH ACTION WAS, OR SHOULD HAVE BEEN, SUBMITTED TO THE BOARD OF DIRECTORS AS HEREIN PROVIDED.

     SECTION 8. MANNER OF ACTING. THE ACT OF THE MAJORITY OF THE DIRECTORS PRESENT AT A MEETING AT WHICH A QUORUM IS PRESENT SHALL BE THE ACT OF THE BOARD OF DIRECTORS.

     SECTION 9. VACANCIES. ANY DIRECTOR MAY BE TEMPORARILY SUSPENDED OR REINSTATED EITHER WITH OR WITHOUT CAUSE FROM THE BOARD OF DIRECTORS BY THE AFFIRMATIVE NOTE OF A MAJORITY OF THE BOARD OF DIRECTORS AT ANY REGULAR MEETING OR SPECIAL MEETING CALLED FOR THAT PURPOSE, AND THE TEMPORARY SUSPENSION OR REINSTATEMENT SHALL CONTINUE UNTIL A MEETING OF THE STOCKHOLDERS HOLDING A MAJORITY OF THE STOCK CAN HOLD A MEETING, ANNUAL OR SPECIAL, TO REMOVE OR REINSTATE SAID DIRECTOR. ANY VACANCY OCCURRING IN THE BOARD OF DIRECTORS MAY BE FILLED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE REMAINING DIRECTORS THOUGH LESS THAN A QUORUM OF THE BOARD OF DIRECTORS. A DIRECTOR ELECTED TO FILL A VACANCY SHALL BE ELECTED FOR THE UNEXPIRED TERM OF HIS/HER PREDECESSOR IN OFFICE. ANY DIRECTORSHIP TO BE FILLED BY REASON OF AN INCREASE IN THE NUMBER OF DIRECTORS SHALL BE FILLED BY ELECTION AT ANY ANNUAL MEETING OR AT A SPECIAL MEETING OF SHAREHOLDERS CALLED FOR THAT PURPOSE.

     SECTION 10. COMPENSATION. BY RESOLUTION OF THE BOARD OF DIRECTORS, THE DIRECTORS MAY BE PAID THEIR EXPENSES, IF ANY, FOR A-17ENDANCE AT EACH MEETING OF THE BOARD OF DIRECTORS, AND MAY BE PAID A FIXED SUM FOR ATTENDANCE AT EACH MEETING OF THE BOARD OF DIRECTORS OR A STATED SALARY AS A DIRECTOR, OR BOTH. NO SUCH PAYMENT SHALL PRECLUDE ANY DIRECTOR FROM SERVING THE CORPORATION IN ANY OTHER CAPACITY AND RECEIVING COMPENSATION THEREFORE.

     SECTION 11. PRESUMPTION OF ASSENT. A DIRECTOR SHALL BE PRESUMED TO HAVE ASSENTED TO AN ACTION TAKEN UNLESS HIS DISSENT SHALL BE ENTERED INTO THE MINUTES OF THE MEETING OR UNLESS HE SHALL FILE HIS WRITTEN ASSENT TO SUCH ACTION WITH THE PERSON ACTING AS THE SECRETARY OF THE MEETING BEFORE THE ADJOURNMENT THEREOF OR SHALL FORWARD SUCH DISSENT BY REGISTERED MAIL TO THE SECRETARY OF THE CORPORATION IMMEDIATELY AFTER THE ADJOURNMENT OF THE MEETING. SUCH RIGHT TO DISSENT SHALL NOT APPLY TO A DIRECTOR WHO VOTED IN FAVOR OF SUCH ACTION.

     SECTION 12. ACTION WITHOUT MEETING. ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE BOARD OF DIRECTORS UNDER THE PROVISIONS OF THE GENERAL CORPORATION LAW OF THE SATE OF NEVADA MAY BE TAKEN WITHOUT A MEETING, IF ALL MEMBERS OF THE BOARD SHALL INDIVIDUALLY OR COLLECTIVELY CONSENT IN WRITING TO SUCH ACTION. SUCH WRITTEN CONSENT OR CONSENTS SHALL BE FILED WITH THE MINUTES OF THE PROCEEDINGS OF THE BOARD. SUCH ACTION BY WRITTEN CONSENT SHALL HAVE THE SAME FORCE AND EFFECT AS A UNANIMOUS VOTE OF SUCH DIRECTORS.

                                  ARTICLE IV

OFFICERS.

     SECTION 1. NUMBER. THE OFFICERS OF THE CORPORATION SHALL BE A PRESIDENT, ONE OR MORE VICE PRESIDENTS (THE NUMBER HEREOF TO BE DETERMINED BY THE BOARD OF DIRECTORS), A SECRETARY, AND A TREASURER, EACH OF WHOM SHALL BE ELECTED BY THE BOARD OF DIRECTORS. SUCH OTHER OFFICERS AND ASSISTANT OFFICERS AS MAY BE DEEMED NECESSARY MAY BE ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS. THE OFFICES OF THE SECRETARY AND TREASURER MAY BE HELD BY THE SAME PERSON.

     SECTION 2. ELECTION AND TERM OF OFFICE. THE OFFICERS OF THE CORPORATION TO BE ELECTED BY THE BOARD OF DIRECTORS SHALL BE ELECTED ANNUALLY BE THE BOARD OF DIRECTORS SHALL BE ELECTED ANNUALLY BY THE BOARD OF DIRECTORS AT THE FIRST MEETING OF THE BOARD OF DIRECTORS HELD AFTER EACH ANNUAL MEETING OF THE SHAREHOLDERS. IF THE ELECTION OF OFFICERS SHALL NOT BE HELD AT SUCH MEETING, SUCH ELECTION SHALL BE HELD AS SOON THEREAFTER AS CONVENIENTLY MAY BE. EACH OFFICER SHALL HOLD OFFICE UNTIL HIS/HER SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND SHALL HAVE BEEN QUALIFIED OR UNTIL HIS/HER DEATH OR UNTIL HE/SHE SHALL RESIGN OR SHALL HAVE BEEN REMOVED IN THE MANNER HEREINAFTER PROVIDED.

     SECTION 3. REMOVAL. ANY OFFICER OR AGENT ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS MAY BE REMOVED BY THE BOARD OF DIRECTORS WHENEVER IN ITS JUDGMENT THE BEST INTERESTS OF THE CORPORATION WILL BE SERVED THEREBY. BUT SUCH REMOVAL SHALL BE WITHOUT PREJUDICE TO THE CONTRACT RIGHTS, IF ANY, OF THE PERSON SO REMOVED. THE ELECTION OR APPOINTMENT OF AN OFFICER OR AGENT SHALL NOT OF ITSELF CREATE CONTRACT RIGHTS.

     SECTION 4. VACANCIES. A VACANCY IN THE OFFICE BECAUSE OF DEATH, RESIGNATION, REMOVAL, DISQUALIFICATION, OR OTHERWISE MAY BE FILLED BY THE BOARD OF DIRECTORS FOR THE UNEXPIRED PORTION OF THE TERM.

     SECTION 5. PRESIDENT. THE PRESIDENT SHALL BE THE PRINCIPAL EXECUTIVE OFFICER OF THE CORPORATION AND, SUBJECT TO THE CONTROL OF THE BOARD OF DIRECTORS, SHALL IN GENERAL SUPERVISE AND CONTROL ALL OF THE BUSINESS AFFAIRS OF THE CORPORATION. HE/SHE SHALL, WHEN PRESENT PRESIDE AT ALL MEETINGS OF THE SHAREHOLDERS AND OF THE BOARD OF DIRECTORS. HE/SHE MAY SIGN, WITH THE SECRETARY OR ANY OTHER PROPER OFFICER OF THE CORPORATION THEREUNTO AUTHORIZED BY THE BOARD OR DIRECTORS, CERTIFICATES FOR SHARES OF THE CORPORATION, ANY DEEDS, MORTGAGES, BONDS, CONTRACTS, OR OTHER INSTRUMENTS THAT THE BOARD OF DIRECTORS HAS AUTHORIZED TO BE EXECUTED, EXCEPT IN CASES IN WHICH THE SIGN AND EXECUTION THEREOF SHALL BE EXPRESSLY DELEGATED BY THE BOARD OF DIRECTORS OR BY THESE BYLAWS SOME OTHER OFFICER OR AGENT OF THE CORPORATION, OR SHALL BE REQUIRED BYLAW TO BE OTHERWISE SIGNED OR EXECUTED; AND IN GENERAL SHALL PERFORM ALL DUTIES INCIDENT TO THE OFFICE OF THE PRESIDENT AND SUCH OTHER DUTIES AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS FROM TIME TO TIME.

     SECTION 6. THE VICE PRESIDENTS. IN THE ABSENCE OF THE PRESIDENT OR IN THE EVENT OF HIS/HER DEATH, INABILITY, OR REFUSAL TO ACT, THE VICE PRESIDENT (OR IN THE EVENT THAT THERE BE MORE THAN ONE VICE PRESIDENT, THE VICE PRESIDENTS IN THE ORDER DESIGNATED AT THE TIME OF THEIR ELECTION) SHALL PERFORM THE DUTIES OF THE PRESIDENT, AND WHEN SO ACTING, SHALL HAVE ALL THE POWERS OF AND BE SUBJECT TO ALL THE RESTRICTIONS UPON THE PRESIDENT. ANY VICE PRESIDENT MAY SIGN, WITH THE SECRETARY OR AN ASSISTANT SECRETARY, CERTIFICATES FOR SHARES OF THE CORPORATION; AND SHALL PERFORM SUCH OTHER DUTIES AS FROM TIME TO TIME MAY BE ASSIGNED TO HIM/HER BY THE PRESIDENT OR BY THE BOARD OF DIRECTORS.

     SECTION 7. THE SECRETARY. THE SECRETARY SHALL:

     (A) KEEP THE MINUTES OF SHAREHOLDERS' AND BOARD OF DIRECTORS' MEETINGS IN ONE OR MORE BOOKS PROVIDED FOR THAT PURPOSE;

     (B) ENSURE THAT ALL NOTICES ARE DULY GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THESE BYLAWS OR AS REQUIRED BY LAW;

     (C) BE CUSTODIAN OF THE CORPORATE RECORDS AND OF THE SEAL OF THE CORPORATION AND SEE THAT THE SEAL OF THE CORPORATION IS AFFIXED UPON ALL DOCUMENTS, THE EXECUTION OF WHICH ON BEHALF OF THE CORPORATION UNDER ITS SEAL IS DULY AUTHORIZED;

     (D) MAINTAIN A REGISTER OF THE POST OFFICE ADDRESS OF EACH SHAREHOLDER THAT SHALL BE FURNISHED TO THE SECRETARY BY SUCH SHAREHOLDER;

     (E) SIGN WITH THE PRESIDENT, OR VICE PRESIDENT, CERTIFICATES FOR SHARES OF THE CORPORATION, THE ISSUANCE OF WHICH SHALL HAVE BEEN AUTHORIZED BY RESOLUTION OF THE BOARD OF DIRECTORS;

     (F) HAVE GENERAL CHARGE OF THE STOCK TRANSFER BOOKS OF THE CORPORATION;

     (G) IN GENERAL PERFORM ALL DUTIES INCIDENT TO THEO OFFICE OF SECRETARY AND SUCH OTHER DUTIES AS FROM TIME TO TIME MAY BE ASSIGNED TO HIM BY THE PRESIDENT OR BY THE BOARD OF DIRECTORS; AND

     (H) UNLESS OTHERWISE ORDERED BY THE BOARD OF DIRECTORS, THE SECRETARY SHALL HAVE FULL POWER AND AUTHORITY ON BEHALF OF THE COMPANY TO ATTEND AND TO ACT AND TO VOTE AT ANY MEETINGS OF THE STOCKHOLDERS OF ANY CORPORATION IN WHICH THE COMPANY MAY HOLD STOCK, AND AT ANY SUCH MEETINGS, SHALL POSSESS AND MAY EXERCISE ANY AND ALL RIGHTS AND POWERS INCIDENT TO THE OWNERSHIP OF SUCH STOCK, AND WHICH AS THE NEW OWNER THEREOF, THE COMPANY MIGHT HAVE POSSESSED AND EXERCISED IF PRESENT.

     SECTION 8. THE TREASURER. IF REQUIRED BY THE BOARD OF DIRECTORS, THE TREASURER SHALL GIVE A BOND FOR THE FAITHFUL DISCHARGE OF HIS DUTIES IN SUCH SUM AND WITH SUCH SURETY OR SURETIES AS THE BOARD OF DIRECTORS SHALL DETERMINE. THE TREASURER SHALL:

     (A) HAVE CHARGE AND CUSTODY OF AND BE RESPONSIBLE FOR ALL FUNDS
         AND SECURITIES OF THE CORPORATION; RECEIVE AND GIVE RECEIPTS FOR MONIES DUE AND PAYABLE TO THE CORPORATION FROM ANY SOURCE WHATSOEVER, AND DEPOSIT ALL SUCH MONIES IN THE NAME OF THE CORPORATION IN SUCH BANKS, TRUST COMPANIES, OR OTHER DEPOSITORIES AS SHALL BE SELECTED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE V OF THESE BYLAWS; AND

     (B) IN GENERAL PERFORM ALL OF THE DUTIES INCIDENT TO THE OFFICE OF THE TREASURER AND SUCH OTHER DUTIES AS FROM TIME TO TIME MAY BE ASSIGNED TO HIM BY THE PRESIDENT OR BY THE BOARD OF DIRECTORS.

     SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. THE ASSISTANT SECRETARIES, WHEN AUTHORIZED BY THE BOARD OF DIRECTORS, MAY SIGN WITH THE PRESIDENT OR A VICE PRESIDENT CERTIFICATES FOR SHARES OF THE CORPORATION, THE ISSUANCE OF WHICH SHALL HAVE BEEN AUTHORIZED BY A RESOLUTION OF THE BOARD OF DIRECTORS. THE ASSISTANT TREASURERS SHALL RESPECTIVELY, IF REQUIRED BY THE BOARD OF DIRECTORS, GIVE BONDS FOR THE FAITHFUL DISCHARGE OF THEIR DUTIES IN SUCH SUMS AND WITH SUCH SURETIES AS THE BOARD OF DIRECTORS SHALL DETERMINE. THE ASSISTANT SECRETARIES AND THE ASSISTANT TREASURERS IN GENERAL, SHALL PERFORM SUCH DUTIES AS SHALL BE ASSIGNED TO THEM BY THE SECRETARY OR THE TREASURERS, RESPECTIVELY, OR BY THE PRESIDENT OR THE BOARD OF DIRECTORS.

     SECTION 10. SALARIES. THE SALARIES OF THE OFFICERS SHALL BE FIXED FROM TIME TO TIME BY THE BOARD OF DIRECTORS AND NO OFFICER SHALL BE PREVENTED FROM RECEIVING SUCH SALARY BY REASON OF THE FACT THAT HE/SHE IS ALSO A DIRECTOR OF THE CORPORATION.

     SECTION 11. INDEMNIFICATION.

     (A) THE CORPORATION SHALL INDEMNIFY EACH OF ITS DIRECTORS AND
         OFFICERS (AND SECURE APPROPRIATE LIABILITY INSURANCE), WHETHER OR NOT THEN IN OFFICE (AND HIS/HER EXECUTOR, ADMINISTRATOR AND HEIRS), AGAINST ALL REASONABLE EXPENSES ACTUALLY AND NECESSARILY INCURRED BY HIM/HER IN CONNECTION WITH THE DEFENSE OF ANY LITIGATION TO WHICH HE/SHE MAY HAVE BEEN MADE A PARTY BECAUSE HE/SHE IS OR WAS A DIRECTOR OR OFFICER OF THE CORPORATION. HE/SHE SHALL HAVE NO RIGHT TO REIMBURSEMENT, HOWEVER, IN RELATION TO MATTERS AS TO WHICH HE/SHE
         HAS BEEN ADJUDGED LIABLE TO THE CORPORATION FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF HIS/HER DUTIES. THE RIGHT TO INDEMNITY FOR EXPENSES SHALL ALSO APPLY TO THE EXPENSES OF SUITS
         THAT ARE COMPROMISED OR SETTLED IF THE COURT HAVING JURISDICTION OF THE MATTER SHALL APPROVE SUCH SETTLEMENT.

      (B)THE FOREGOING RIGHT OF INDEMNIFICATION SHALL BE IN ADDITION TO, AND NOT EXCLUSIVE OF, ALL OTHER RIGHTS TO WHICH SUCH DIRECTOR OR OFFICER MAY BE ENTITLED.

     SECTION 12. REMOVAL OF OFFICERS. THE BOARD OF DIRECTORS MAY REMOVE ANY OFFICER, BY A MAJORITY VOTE, AT ANY TIME WITH OR WITHOUT CAUSE.

                                  ARTICLE V.

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. THE BOARD OF DIRECTORS MAY AUTHORIZE ANY OFFICE OR OFFICER'S AGENT OR AGENTS, TO ENTER INTO ANY CONTRACT OR EXECUTE AND DELIVER ANY INSTRUMENT IN THE NAME OF AND ON BEHALF OF THE CORPORATION AND SUCH AUTHORITY MAY BE GENERAL OR CONFINED TO SPECIFIC INSTANCES.

     SECTION 2. LOANS. NO LOANS SHALL BE CONTRACTED ON BEHALF OF THE CORPORATION AND NO EVIDENCES OF INDEBTEDNESS SHALL BE ISSUED IN ITS NAME UNLESS AUTHORIZED BY A RESOLUTION OF THE BOARD OF DIRECTORS. SUCH AUTHORITY MAY BE GENERAL OR CONFINED TO SPECIFIC INSTANCES.

     SECTION 3. CHECKS, DRAFTS, ETC. ALL CHECKS, DRAFTS, OR OTHER ORDERS
FOR THE PAYMENT OF MONEY, NOTES, OR OTHER EVIDENCES OF INDEBTEDNESS ISSUED IN THE NAME OF THE CORPORATION AND IN SUCH MANNER, AS SHALL FROM TIME TO TIME BE DETERMINED BY RESOLUTION OF THE BOARD OF DIRECTORS.

     SECTION 4. DEPOSITS. ALL FUNDS OF THE CORPORATION NOT OTHERWISE
EMPLOYED SHALL BE DEPOSITED FROM TIME TO TIME TO THE CREDIT OF THE CORPORATION IN SUCH BANKS, TRUST COMPANIES, OR OTHER DEPOSITORIES AS THE BOARD OF DIRECTORS MAY ELECT.

                                  ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER.

     SECTION 1. CERTIFICATES FOR SHARES. CERTIFICATES REPRESENTING SHARES OF THE CORPORATION SHALL BE IN SUCH FORM AS SHALL BE DETERMINED BY THE BOARD OF DIRECTORS. SUCH CERTIFICATES SHALL BE SIGNED BY THE PRESIDENT OR A VICE PRESIDENT AND BY THE SECRETARY OR AN ASSISTANT SECRETARY. ALL CERTIFICATES FOR SHARES SHALL BE CONSECUTIVELY NUMBERED OR OTHERWISE IDENTIFIED. THE NAME AND ADDRESS OF THE PERSON TO WHOM THE SHARES REPRESENTED THEREBY ARE ISSUED, WITH THE NUMBER OF SHARES AND DATE OF ISSUE, SHALL BE ENTERED ON THE STOCK TRANSFER BOOKS OF THE CORPORATION. ALL CERTIFICATES SURRENDERED TO THE CORPORATION FOR TRANSFER SHALL BE CANCELLED AND NO NEW CERTIFICATE SHALL BE ISSUED UNTIL THE FORMER CERTIFICATE FOR A LIKE NUMBER OF SHARES SHALL HAVE BEEN SURRENDERED AND CANCELLED, EXCEPT THAT IN CASE OF A LOST, DESTROYED, OR MUTILATED CERTIFICATE A NEW ONE MAY BE ISSUED THEREFORE UPON SUCH TERMS AND INDEMNITY TO THE CORPORATION AS THE BOARD OF DIRECTORS MAY PRESCRIBE.

     SECTION 2. TRANSFER OR SHARES. TRANSFER OF SHARES OF THE CORPORATION SHALL BE MADE ONLY ON THE STOCK TRANSFER BOOKS OF THE CORPORATION BY THE HOLDER OF RECORD THEREOF OR BY HIS/HER LEGAL REPRESENTATIVE, WHO SHALL FURNISH PROPER EVIDENCE OF AUT11ORlTY TO TRANSFER, OR BY HIS/HER ATTORNEY DULY EXECUTED AND FILED WITH THE SECRETARY OF THE CORPORATION, AND ON SURRENDER FOR CANCELLATION OF THE CERTIFICATE FOR SUCH SHARES. THE PERSON IN WHOSE NAME SHARES STAND ON THE BOOKS OF THE CORPORATION SHALL BE DEEMED BY THE CORPORATION TO BE THE OWNER THEREOF FOR ALL PURPOSES.

                                 ARTICLE VII

ACCOUNTING YEAR. THE CORPORATION WILL USE THE FISCAL YEAR AS ITS ACCOUNTING YEAR FOR TAX PURPOSES, ENDING EACH DECEMBER 31.

                                 ARTICLE VIII

DIVIDENDS. THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DECLARE, AND THE CORPORATION MAY PAY, DIVIDENDS ON ITS OUTSTANDING SHARES IN THE MANNER AND UPON THE TERMS AND CONDITIONS PROVIDED BY LAW AND ITS ARTICLES OF
INCORPORATION.

                                  ARTICLE IX

CORPORATE SEAL. THE BOARD OF DIRECTORS SHALL PROVIDE A CORPORATE SEAL THAT SHALL BE CIRCULAR IN FORM AND SHALL HAVE INSCRIBED THEREON THE NAME OF THE CORPORATION AND THE STATE OF INCORPORATION AND THE WORDS "CORPORATE SEAL."

                                  ARTICLE X

WAIVER OF NOTICE WHENEVER ANY NOTICE IS REQUIRED TO BE GIVEN TO ANY SHAREHOLDER OR DIRECTOR OF THE CORPORATION UNDER THE PROVISIONS OF THESE BYLAWS OR UNDER THE PROVISIONS OF THE NEVADA BUSINESS CORPORATION ACT, A WAIVER THEREOF IN WRITING, SIGNED BY THE PERSON OR PERSONS ENTITLED TO SUCH NOTICE, WHETHER BEFORE OR AFTER THE TIME STATED THEREIN, SHALL BE DEEMED EQUIVALENT TO THE GIVING OF SUCH NOTICE.

                                  ARTICLE XI

AMENDMENT. THE BYLAWS MAY BE ALTERED, AMENDED, OR REPEALED AND NEW BYLAWS MAY BE ADOPTED BY THE BOARD OF DIRECTORS AT ANY REGULAR OR SPECIAL MEETING OF THE BOARD OF DIRECTORS.

                   BYLAWS FOR WHY USA FINANCIAL GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS: THAT WE THE UNDERSIGNED, BEING THE BOARD OF DIRECTORS OF WHY USA FINANCIAL GROUP, INC. DO HEREBY CONSENT TO THE FOREGOING BYLAWS AND ADOPT THE SAME AS AND FOR THE BYLAWS OF SAID CORPORATION.

IN WITNESS WHEREOF WE SET OUR HAND AND SEAL THIS 31ST DAY OF DECEMBER 1999.


                                                /s/ Don Riesterer
                                                Chairman of the Board




THESE BYLAWS FOR WHY USA FINANCIAL GROUP, INC.
APPROVED BY MAJORITY. BOARD OF DIRECTORS AT
MEETING DATED DECEMBER 31,1999.

ATTEST:

/s/Leslie M. Pearson
SECRETARY

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